UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2025

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2025, the holders of our Series A Convertible Preferred Stock voted by written consent to re-elect Garrett Lustig to our board of directors, to serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

The information required by this Item 5.02 is incorporated herein by reference to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 12, 2025.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our 2025 Annual Meeting of Stockholders on June 23, 2025, at which four proposals were submitted to, and approved by, our stockholders. The holders of 107,494,803 shares of our Class A common stock, including 25,358,021 shares of Class A common stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock that are entitled to vote with our Class A common stock on an as-converted basis and after giving effect to the 19.99% voting limitation imposed by the Nasdaq listing rules and the Certificate of Designations for the Series A Convertible Preferred Stock prior to stockholder approval, were present or represented by proxy at the meeting. The proposals are described in detail in our definitive proxy statement for the 2025 Annual Meeting filed with the Securities and Exchange Commission on May 12, 2025. The final results for the votes for each proposal are set forth below.

At the Annual Meeting, each of Robert Ades, Michael J. Driscoll, Prathyusha Duraibabu, Jon Giacomin, Gary S. Gillheeney, Sr., Michele Korfin, Arthur S. Leibowitz, Glenn H. Nussdorf and Gilberto Quintero was elected our Director, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The votes cast in the election of the directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert Ades	72,094,278	1,364,787	34,035,738
Michael J. Driscoll	71,818,656	1,640,409	34,035,738
Prathyusha Duraibabu	72,296,076	1,162,989	34,035,738
Jon Giacomin	68,945,828	4,513,237	34,035,738
Gary S. Gillheeney, Sr.	72,061,570	1,397,495	34,035,738
Michele Korfin	72,303,781	1,155,284	34,035,738
Arthur S. Leibowitz	71,129,169	2,329,896	34,035,738
Glenn H. Nussdorf	72,195,862	1,263,203	34,035,738
Gilberto Quintero	72,402,755	1,056,310	34,035,738

At the Annual Meeting, our stockholders also approved, on an advisory basis, the compensation paid to our named executive officers. The votes cast on this proposal were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve, on an advisory basis, the compensation paid to our named executive officers.	67,071,290	6,289,601	98,174	34,035,738

At the Annual Meeting, our stockholders also approved, the issuance of, or in excess of, 20% of our outstanding Class A common stock upon the conversion of our Series A Convertible Preferred Stock at less than the “minimum price” under Nasdaq Listing Rule 5635(d), and which may be deemed a “change of control” under Nasdaq Listing Rule 5635(b) or any successor rule, pursuant to the terms of the Certificate of Designations of Series A Convertible Preferred Stock governing the Series A Convertible Preferred Stock. Holders of our Series A Convertible Preferred Stock were not entitled to vote their shares on this proposal. The votes cast on this proposal were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve, the issuance of, or in excess of, 20% of our outstanding Class A common stock upon the conversion of our Series A Convertible Preferred Stock at less than the “minimum price” under Nasdaq Listing Rule 5635(d), and which may be deemed a “change of control” under Nasdaq Listing Rule 5635(b) or any successor rule, pursuant to the terms of the Certificate of Designations of Series A Convertible Preferred Stock governing the Series A Convertible Preferred Stock.	45,366,007	2,653,160	81,877	34,035,738

At the Annual Meeting, our stockholders also approved the proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2025. The votes cast on this proposal were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To ratify the appointment of RSM US LLP as our independent registered public accounting firm for fiscal year 2025.	103,611,126	3,865,092	18,585	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Chief Administrative and Legal Officer

Date: June 24, 2025